THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SERIES 2012 WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

VISTAGEN THERAPEUTICS, INC.

Expires July 26, 2018

No.: CSW-571	Number of Shares: 250,000
Date of Issuance: July 26, 2013

FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, VISTAGEN THERAPEUTICS, INC., a Nevada corporation (together with its successors and assigns, the “Issuer”), hereby certifies that PLATINUM LONG TERM GROWTH VII, LLC a Delaware limited liability company or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, up to TWO HUNDRED FIFTY THOUSAND (250,000) shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.  Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Article 8 hereof.

ARTICLE 1 - Term

Section 1.1  Term

The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on July 26, 2013 (the “Commencement Date”) and shall expire at 5:00 p.m., Eastern Time, on July 26, 2018, the date that is five (5) years from the Commencement Date (such period being the “Term”).

ARTICLE 2 - Method of Exercise; Issuance of New Warrant; Transfer and Exchange.

Section 2.1  Time of Exercise

The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term commencing on the Commencement Date.

Section 2.2  Method of Exercise

The Holder hereof may exercise this Warrant, in whole or in part by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder’s election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by “cashless exercise” in accordance with the provisions of Section 2.3 below, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant. The Holder need not surrender this Warrant upon exercise (other than an exercise in whole), but shall provide notice of such exercise by e-mail, fax or other transmission substantially in the form attached hereto.

Section 2.3  Cashless Exercise

Notwithstanding any provisions herein to the contrary at any time following the Original Issue Date, if the Per Share Market Value of one share of Common Stock is greater than the Warrant Price (at the date of calculation as set forth below), the Holder may exercise this Warrant by a cashless exercise; but, only if the shares of Common Stock are not registered under a registration statement filed by the Issuer with the Securities and Exchange Commission.  In the event of a cashless exercise, the Holder shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y - (A)(Y)
                 B
Where	X =	the number of shares of Common Stock to be issued to the Holder.

Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

A =	the Warrant Price.

B =           the Per Share Market Value of one share of Common Stock.

Section 2.4  Issuance of Stock Certificates

In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof: (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder, issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer’s expense within such time.

Section 2.5  Transferability of Warrant

Subject to Section 2.7, this Warrant may be transferred by the Holder without the consent of the Issuer.  If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by the Holder’s duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer.  This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange.  All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.

Section 2.6  Continuing Rights of Holder

The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

Section 2.7  Compliance with Securities Laws

2.7.1 The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

2.7.2 Except as provided in Section 2.7.3 below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR VISTAGEN THERAPEUTICS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

2.7.3 The restrictions imposed by this Section 2.7 upon the transfer of this Warrant or the shares of Warrant Stock to be purchased upon exercise hereof shall terminate (A) when such securities shall have been resold pursuant to an effective registration statement under the Securities Act, (B) upon the Issuer’s receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Issuer, addressed to the Issuer to the effect that such restrictions are no longer required to ensure compliance with the Securities Act and state securities laws or (C) upon the Issuer’s receipt of other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required.  Whenever such restrictions shall cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Issuer (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of shares of Warrant Stock, new stock certificates) of like tenor not bearing the applicable legend required by Section 2.7.2 above relating to the Securities Act and state securities laws.

Section 2.8  Buy In

In addition to any other rights available to the Holder, if the Issuer fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Stock pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Issuer shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Warrant Stock that the Issuer was required to deliver to the Holder in connection with the exercise at issue times, (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000.  The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer.  Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

ARTICLE 3 - Stock Fully Paid; Reservation and Listing of Shares; Covenants

Section 3.1  Stock Fully Paid

The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer.  The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a number of shares of Common Stock equal to at least 150% of the aggregate number of shares of Common Stock exercisable hereunder to provide for the exercise of this Warrant (without regard to limitations on exercisability set forth in Article 7).

Section 3.2  Reservation

If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified.  If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange’s rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed.  The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

Section 3.3  Covenants

The Issuer shall not by any action including, without limitation, amending the Articles of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment.  Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant. The Issuer shall cause its Common Stock to continue to be registered under Section 12(g) or Section 12(b) of the Exchange Act and to comply in all respects with its reporting and filing obligations under the Exchange Act.  The Issuer shall not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act.  The Issuer further covenants that it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell the shares of Common Stock issuable upon exercise of this Warrant without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.  The Issuer shall provide, at the Issuer’s expense, such legal opinions in the future as are appropriate and necessary for the issuance and resale of the Common Stock issuable upon exercise of this Warrant pursuant to an effective registration statement, Rule 144 under the Securities Act or an exemption from registration.  In the event that such shares of Common Stock issuable upon exercise of this Warrant are sold in a manner that complies with an exemption from registration, the Issuer shall promptly cause its counsel (at the Issuer’s expense) to issue to the Holder and the Issuer’s transfer agent an opinion permitting removal of the legend to permit sales of the shares of Common Stock issuable upon exercise of this Warrant under Rule 144 of the Securities Act. The Issuer shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Issuer shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.  The Issuer shall cause its Common Stock to be eligible for transfer pursuant to the Depository Trust Issuer Automated Securities Transfer Program at all times.

Section 3.4  Loss, Theft, Destruction of Warrants

Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

ARTICLE 4 - Adjustment of Warrant Price and Warrant Share Number

The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Article 4.  The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Article 4 in accordance with Article 5.  Notwithstanding any adjustment hereunder, at no time shall the Warrant Price be increased, except if it is adjusted pursuant to Section 4.2.3.

Section 4.1  Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

4.1.1 In case the Issuer after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (a) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto (including the right to elect the type of consideration, if applicable), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Article 4.  Unless the surviving entity in any such Triggering Event is a public company under the Securities Exchange Act of 1934, the common equity securities of which are traded or quoted on a national securities exchange or the OTC Bulletin Board (a “Qualifying Entity”), the Holder, at its option, shall be permitted to require that the Company pay to the Holder an amount equal to the Black-Scholes value of this Warrant.

4.1.2 Notwithstanding anything contained in this Warrant to the contrary and so long as the surviving entity is a Qualifying Entity, the Issuer will not be deemed to have effected  any Triggering Event if, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the Holder of this Warrant and reasonably satisfactory to the Holder, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of Securities, cash or property as, in accordance with the foregoing provisions of this Section 4.1, such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder, an opinion of counsel for such Person, which shall be reasonably satisfactory to the Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection Section 4.1) shall be applicable to the Securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

Section 4.2  Stock Dividends, Subdivisions and Combinations

If at any time the Issuer shall:

4.2.1 set a record date or take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

4.2.2 subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

4.2.3 combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event (without giving effect to Article 7 hereof) would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

Section 4.3  Certain Other Distributions

If at any time the Issuer shall set a record date or take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

4.3.1 cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer),

4.3.2 any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents, Additional Shares of Common Stock or Permitted Issuances), or

4.3.3 any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents, Additional Shares of Common Stock or Permitted Issuances),

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm reasonably acceptable to the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.  A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.3 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.2.

Section 4.4  Issuance of Additional Shares of Common Stock

4.4.1 In the event the Issuer shall at any time following the Original Issue Date, issue any Additional Shares of Common Stock (otherwise than as provided in Section 4.1, Section 4.2, or Section 4.3), at a price per share less than the Warrant Price then in effect or without consideration (other than a Permitted Issuance (as defined below)), then the Warrant Price upon each such issuance shall be adjusted to the price equal to the consideration per share paid for such Additional Shares of Common Stock.

4.4.2 No adjustment of the Warrant Price shall be made under Section 4.4.1 upon the issuance of any Additional Shares, Other Common, Convertible Securities or Common Stock Equivalents which are issued (i) pursuant to the exercise or conversion of any Common Stock Equivalents if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents; (ii) pursuant to that certain Private Offering Memorandum of Terms (the “Unit Offering”), as approved by the Issuer’s Board of Directors on August 28, 2012; (iii) upon the issuance of any security, warrant or other rights therefor pursuant to or contemplated by Section 4.5 hereof or Section 4.4.13 of the Purchase Agreement; (v) in connection with the payment for technology or related licenses, or in connection with sponsored research services or initiatives; or (vi) in connection with any Permitted Issuances.

Section 4.5  Issuance of Warrants or Other Rights

If at any time the Issuer shall take a record of the Holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell any warrants or options, whether or not immediately exercisable, and the Warrant Consideration (hereafter defined) per share for which Common Stock is issuable upon the exercise of such warrant or option shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, then the Warrant Price then in effect immediately prior to the time of such issue or sale, shall be adjusted to the price equal to the Warrant Consideration per share for which Common Stock is issuable upon the exercise of such warrant or option.    No adjustments of the Warrant Price then in effect shall be made upon the actual issue of such Common Stock or of such Common Stock Equivalents upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Common Stock Equivalents if adjustment has been previously made pursuant to this section.  No adjustments of the Warrant Price shall be made under this Section 4.5 in connection with any Permitted Issuances.

Section 4.6  Issuance of Common Stock Equivalents

If at any time prior the Issuer shall take a record of the Holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the Common Stock Equivalent Consideration (hereafter defined) per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the Warrant Price then in effect immediately prior to the time of such issue or sale, shall upon each such issuance or sale be adjusted to the price equal to the Common Stock Equivalent Consideration per share paid for such Common Share Equivalents.  No further adjustments of the Warrant Price then in effect shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Common Stock Equivalents if adjustment shall have previously been fully made pursuant to this section; provided, that, any adjustment to the exercise or conversion price of such Common Stock Equivalent shall cause an adjustment to the Warrant Price if such adjusted price is lower than the then-effective Warrant Price.  No adjustments of the Warrant Price shall be made under this Section 4.6  in connection with any Permitted Issuances.

Section 4.7  Purchase of Common Stock by the Issuer

If the Issuer at any time while this Warrant is outstanding shall, directly or indirectly through a Subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Per Share Market Value, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the Per Share Market Value; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such purchase, redemption or acquisition.  For the purposes of this Section 4.7, the date as of which the Per Share Market Price shall be computed shall be the earlier of (x) the date on which the Issuer shall enter into a firm contract for the purchase, redemption or acquisition of such Common Stock, or (y) the date of actual purchase, redemption or acquisition of such Common Stock.  For the purposes of this Section 4.7, a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.

Section 4.8  Other Provisions Applicable to Adjustments under this Article

The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Article 4:

4.8.1 Computation of Consideration.  To the extent that any Additional Shares of Common Stock or any Common Stock Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof).  To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as mutually determined in good faith by the Board of Directors of the Issuer and the Holder.  The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights divided by the number of shares of Common Stock issuable upon the exercise of such warrant or right plus the additional consideration payable to the Issuer upon exercise of such warrant or other right for one share of Common Stock (together the “Warrant Consideration”).  The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Common Stock Equivalents shall be the consideration received by the Issuer for issuing such Common Stock Equivalent, divided by the number of shares of Common Stock issuable upon the conversion or other exercise of such Common Stock Equivalent, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Common Stock Equivalent for one share of Common Stock (together the “Common Stock Equivalent Consideration”).  In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Issuer shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied. If any shares of Common Stock or any Common Stock Equivalents shall be issued for services or other non-cash consideration, other than Permitted Issuances, the amount of consideration therefor shall be deemed to be the par value of the Common Stock. In the event that “units”, or other similar combinations of Common Stock Equivalents and Common Stock are issued, the consideration received per share of Common Stock shall be deemed to be the Closing Bid Price of the Common Stock on the day of issuance and the consideration received for any additional components of such unit shall be deemed to be equal to the consideration received by the Issuer for such unit less such Closing Bid Price.

4.8.2 Adjustments of Number of Shares.  In connection with an adjustment of the Warrant Price pursuant to Section 4.4, Section 4.5, Section 4.6, and Section 4.7, the number of shares of Common Stock issuable hereunder shall be increased such that the aggregate Warrant Price payable hereunder (assuming exercise in full), after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Warrant Price (assuming exercise in full) prior to such adjustment.

4.8.3 Fractional Interests.  In computing adjustments under this Article 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

4.8.4 When Adjustment Not Required.  If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

Section 4.9  Form of Warrant after Adjustments

The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of securities purchasable upon exercise of this Warrant.

Section 4.10  Escrow of Property

If after any property becomes distributable pursuant to this Article 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, such property shall be held in escrow for the Holder by the Issuer to be distributed to the Holder upon and to the extent that the event actually takes place, upon payment of the then current Warrant Price.  Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed property shall be returned to the Issuer.

ARTICLE 5 -  Notice of Adjustments

Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Article 4 hereof (for purposes of this Article 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment.  Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may, at the sole option of the Holder of this Warrant, be submitted to one of the national accounting firms currently known as the “big four” selected by the Holder, provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection.  The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute.  Such opinion shall be final and binding on the parties hereto.  The Issuer shall pay all expenses in connection with such opinion.

ARTICLE 6 - Fractional Shares

No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall at its option either (a) make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect or (b) issue one whole share in lieu of such fractional share.

ARTICLE 7 -  Certain Exercise Restrictions

Section 7.1  4.99% Limit

Notwithstanding anything to the contrary set forth in this Warrant, at no time may the holder exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon the Holder providing the Issuer with sixty-one (61) days’ notice (pursuant to Section 10.3 hereof) (the "Waiver Notice") that such holder would like to waive this Section 7.1 with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7.1 will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

Section 7.2  9.99% Limit

Notwithstanding anything to the contrary set forth in this Warrant, at no time may the Holder exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of all of the Common Stock outstanding at such time; provided, however, that upon the Holder providing the Issuer with sixty-one (61) days’ notice (pursuant to Section 10.3 hereof) (the “Waiver Notice”) that such holder would like to waive this Section 7.2 with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7.2 will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

ARTICLE 8 – Definitions

Capitalized terms used herein and not otherwise defined shall have the meanings given in the Note Exchange and Purchase Agreement dated as of October 11, 2012 by and between the Issuer and the Holder, amended on November 4, 2012, January 31, 2013 and February 21, 2013 (as amended, restated, supplemented or otherwise modified, the “Purchase Agreement”). This Warrant is one of the “Investment Warrants” defined in the Purchase Agreement.

For the purposes of this Warrant, the following terms have the following meanings:

“Additional Shares of Common Stock” means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except for Permitted Issuances.

“Board” shall mean the Board of Directors of the Issuer.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Articles of Incorporation” means the Articles of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Closing Bid Price” shall mean, on any particular date (i) the last trading price per share of the Common Stock on such date on the OTC Bulletin Board, the OTCQB, the OTCQX, or a national securities exchange on which the Common Stock is then listed, or if there is no such price on such date, then the last trading price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the last trading price for a share of Common Stock in the over the counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Holder, or (iv) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Issuer.

“Common Stock” means the Common Stock, par value $.001 per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“Common Stock Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

“Common Stock Equivalent Consideration” has the meaning specified in Section 4.8.1 hereof.

“Convertible Securities” means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock.  The term “Convertible Security” means one of the Convertible Securities.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” mean the Persons who shall from time to time own any Warrant.  The term “Holder” means one of the Holders.

“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

“Issuer” means Vistagen Therapeutics, Inc., a Nevada corporation, and its successors.

“Original Issue Date” means July 26, 2013.

“OTC Bulletin Board” means the over-the-counter electronic bulletin board.

“OTCQB” means a tier of the over-the-counter stock market of OTC Markets Group, Inc.

“OTCQX” means a tier of the over-the-counter stock market of OTC Markets Group, Inc.

“Other Common” means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

“Outstanding Common Stock” means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time.

 “Permitted Issuances” shall have the meaning given in the Purchase Agreement.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the last trading price on any national securities exchange on which the Common Stock is listed, or, if there is no such price, the Closing Bid Price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board, the OTCQB, the OTCQX, or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (b) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the Common Stock on such date, or (c) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock on such date as determined by the Board in good faith; provided, however, that the Holder, after receipt of the determination by the Board, shall have the right to select, jointly with the Issuer, an Independent Appraiser, in which case, the fair market value shall be the determination by such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during the period between the date as of which such market value was required to be determined and the date it is finally determined.  The determination of fair market value shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties.  In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security.  “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Subsidiary” means any corporation at least 50% of whose outstanding Voting Stock, and a limited liability company at least 50% of whose membership interests, shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries.

“Term” has the meaning specified in Article 1 hereof.

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board or any national securities exchange, or (b) if the Common Stock is not traded on the OTC Bulletin Board or any national securities exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Voting Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

“Warrant Consideration” has the meaning specified in Section 4.8.1 hereof.

“Warrant Price” initially means U.S. $0.50, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Article 4 hereof.

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Stock” means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

ARTICLE 9 - Other Notices

Section 9.1  Other Notices

In case at any time:

9.1.1 the Issuer shall make any distributions to the holders of Common Stock; or

9.1.2 the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or of any Common Stock Equivalents or other rights; or

9.1.3 there shall be any reclassification of the Capital Stock of the Issuer; or

9.1.4 there shall be any capital reorganization by the Issuer; or

9.1.5 there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business; or

9.1.6 there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place.  Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be.  Such notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto.  The Holder shall have the right to send two (2) representatives selected by it to each meeting, who shall be permitted to attend, but not vote at, such meeting and any adjournments thereof.  This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

ARTICLE 10 – Miscellaneous

Section 10.1  Amendment and Waiver

Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Holder.

Section 10.2  Governing Law

THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

Section 10.3  Notices

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern time, on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern time, on any date and earlier than 11:59 p.m., eastern time, on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

VistaGen Therapeutics, Inc.

384 Oyster Point Blvd., Suite No. 8
South San Francisco, California 94080
Attention: Chief Executive Officer
Tel. No.: (650) 244-9990 ext. 224
Fax No.: (888) 482-2602

with a copy to:

Disclosure Law Group
501 West Broadway, Suite 800
San Diego, California 92101
Attention: Daniel W. Rumsey
Tel No.: (619) 795-1134
Fax No.: (619) 330-2101

Copies of notices to the Holder shall be sent to Burak Anderson & Melloni, 30 Main Street, Suite 210, Burlington, Vermont 05401, Attention: Shane W. McCormack, Tel No.: (802) 862-0500, Fax No.: (802) 862-8176.  Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 10.4  Warrant Agent

The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to Section 2.2 hereof, exchanging this Warrant pursuant to Section 2.4 hereof or replacing this Warrant pursuant to Section 3.4 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

Section 10.5  Remedies

The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

Section 10.6  Successors and Assigns

This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

Section 10.7  Modification and Severability

If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency.  If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

Section 10.8  Headings

Article and Section headings of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

VISTAGEN THERAPUTICS, INC.

By: /s/ Shawn K. Singh
Name:   Shawn K. Singh
Title:     Chief Executive Officer

SERIES 2012 WARRANT
EXERCISE FORM

VISTAGEN THERAPEUTICS, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Vistagen Therapeutics, Inc. covered by the within Warrant.

Dated:        ___________________________
Signature   ___________________________
Address     ___________________________
                   ___________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

The undersigned intends that payment of the Warrant Price shall be made as (check one):

Cash Exercise_______

Cashless Exercise_______

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is ___________.

X = Y - (A)(Y)
      B

Where:

The number of shares of Common Stock to be issued to the Holder __________________(“X”).

The number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised ___________________________ (“Y”).

The Warrant Price ______________ (“A”).

The Per Share Market Value of one share of Common Stock  _______________________ (“B”).

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: ___________________________
Signature _________________________
Address __________________________
              ___________________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: ___________________________
Signature _________________________
Address __________________________
              ___________________________

FOR USE BY THE ISSUER ONLY:

This Warrant No. CSW-571 canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. CSW-571 issued for ____ shares of Common Stock in the name of _______________.